UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008
VICOR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18277	04-2742817

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
25 Frontage Road, Andover, Massachusetts 01810

(Address of Principal Executive Offices) (Zip Code)
(978) 470-2900

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.   Changes in Registrant’s Certifying Accountant
(a) Previous Independent Registered Public Accounting Firm
Ernst & Young LLP (“E&Y”) was previously the independent registered public accounting firm for Vicor Corporation (the “Company”). On June 11, 2008, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) approved the dismissal of E&Y as the Company’s independent registered public accounting firm.
On June 11, 2008 the Company’s Chief Financial Officer notified E&Y that it had been dismissed as the Company’s independent registered public accounting firm by the Company’s Audit Committee.
During the years ended December 31, 2007 and 2006, and the subsequent interim period through June 11, 2008, there were no: (1) disagreements with E&Y on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the matter in their reports, or (2), except as described in the following three paragraphs, reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
The audit reports of E&Y on the Company’s consolidated financial statements as of and for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows: E&Y’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2007 and 2006 contained a separate paragraph stating that “As discussed in Notes 2 and 7 to the consolidated financial statements, in 2007, the Company changed its method of accounting for its related-party investment in Great Wall Semiconductor Corporation. As discussed in Notes 2 and 12 to the consolidated financial statements, on January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes. As discussed in Notes 2 and 3 to the consolidated financial statements, on January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.”
The audit reports of E&Y on the effectiveness of internal control over financial reporting as of December 31, 2007 and on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 did contain adverse opinions but did not contain a disclaimer of opinion nor were they modified or qualified as to the uncertainty, audit scope, or accounting principles. The adverse opinions as of December 31, 2007 and 2006, respectively, were due to the effect of the material weaknesses described in the next paragraph and E&Y concluded in their audit reports that the Company did not maintain effective internal control over financial reporting. The material weakness in each report were described as follows:
“As of December 31, 2007, the Company’s accounting department did not have sufficient experienced personnel and resources with the requisite technical skills to address complex and judgmental accounting, tax and financial reporting matters as part of its financial statement close process. As a result, the Company’s financial statement close process was not effective as of December 31, 2007 as it relates to evaluating and accounting for complex and judgmental accounting, tax and financial reporting matters, including accounting for the Company’s related-party investment in Great Wall Semiconductor Corporation, accounting for income taxes, accounting for complex revenue transactions and accounting for judgmental accrued liabilities. As of December 31, 2006, the Company’s accounting department did not have sufficient experienced personnel and resources with the requisite technical skills to address complex and judgmental accounting and tax matters as part of its financial statement close process. As a result, the Company’s financial statement close process was not effective as of December 31, 2006 as it relates to evaluating and accounting for complex and judgmental accounting and tax matters, including evaluating the accounting for the Company’s cost-based investments.”
The Company furnished a copy of the above disclosures to E&Y and requested that E&Y provide a letter addressed to the Commission stating whether or not it agrees with the statements made above. A copy of E&Y’s letter is attached as Exhibit 16.1 to this Form 8-K.
(b) New Independent Registered Public Accounting Firm
At the June 11, 2008 meeting, the Audit Committee determined to engage Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm. On June 13, 2008, the Company engaged GT as the Company’s independent registered public accounting firm commencing with audit services for the year ending December 31, 2008.
During the years ended December 31, 2007 and 2006, and the subsequent interim period through June 11, 2008, neither the Company, nor anyone on its behalf, consulted with GT with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by GT to the Company that GT concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.
Item 9.01.   Financial Statements and Exhibits
(d) Exhibits
          16.1      Letter from Ernst & Young LLP to the Securities and Exchange Commission

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR CORPORATION
Date: June 16, 2008	By:	/s/ James A. Simms
James A. Simms
Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Document

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission